Exhibit 32.1
STATEMENT OF CHIEF EXECUTIVE OFFICER
OF HOMESTORE, INC.
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
§ 906 OF THE SARBANES-OXLEY ACT OF 2002
      In connection with the Quarterly Report of Homestore, Inc. (the “Company”) on Form 10-Q for the period ended March 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned W. Michael Long, Chief Executive Officer of the Company, certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Homestore, Inc.

/s/ W. MICHAEL LONG

W. Michael Long
Chief Executive Officer
Date: May 6, 2005
A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Homestore, Inc. and will be retained by Homestore, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.